FIRST AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of the last date on the signature block to the Transfer Agent Servicing Agreement, dated as of October 24, 2013, as amended (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the “Trust”) on behalf of its series named in Exhibit A hereto, (each a “Fund” and collectively the “Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend Exhibit A of the Agreement to add the Rockefeller Climate Solutions Fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ John P. Buckel	By: /s/ Anita Zagrodnik
Printed Name: John P. Buckel	Printed Name: Anita Zagrodnik
Title: President	Title: Senior Vice President
Date: 6/14/21	Date: 6/30/21

Exhibit A to the

Transfer Agent Servicing Agreement Trust for Professional Managers – Rockefeller & Co

Fund Names

Name of Series
Rockefeller Core Taxable Bond Fund
Rockefeller Equity Allocation Fund
Rockefeller Intermediate Tax Exempt National Bond Fund
Rockefeller Intermediate Tax Exempt New York Bond Fund
Rockefeller Climate Solutions Fund

Amended Exhibit B - Trust for Professional Managers Transfer Agent Servicing Agreement – Rockefeller & Co

Annual Service Charges to the Fund*
•Base Fee Per CUSIP             $____ /year (Normally $____/cusip
•NSCC Level 3 Accounts         $____ /open account
•No-Load Fund Accounts         $____ /open account
•Load Fund Accounts             $____ /open account
•Closed Accounts             $____ /closed account

Services Included in Annual Base Fee Per CUSIP
•DST NSCC Charge
•MFx Report Source

Activity Charges
•Manual Shareholder Transaction & Correspondence $____ /even
•Omnibus Account Transaction $____ /transaction
•Telephone Calls $____ /minute
•Voice Response Calls $____ /call
•Daily Valuation/Manual 401k Trade $____ /trade

CUSIP Setup Charge
•$____ / CUSIP

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, voice response (VRU) maintenance and development, data communication and implementation charges, and travel.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access (MFx Portal), client dedicated line data access, programming charges, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor e-mail services, dealer reclaim services, shareholder performance statements, Same Day Cash Flow System, money market fund service organizations, charges paid by investors, literature fulfillment, physical certificate processing, Jumbo pricing, expedited CUSIP setup, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Exhibit C (continued) to the Trust for Professional Managers Transfer Agent Servicing Agreement – Rockefeller & CoTRANSFER AGENT & SHAREHOLDER SERVICES
SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES
FEE SCHEDULE AT OCTOBER 2013

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site. Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc
FAN Web Select (Fund Groups under 50,000 open accounts)
Implementation - $____ /fund group – includes up to 10 hours of technical/BSA support
Annual Base Fee - $____ /year
FAN Web Direct (API) – Quoted Separately
Customization - $____/hour
Activity (Session) Fees:
Inquiry - $____ /event
Account Maintenance - $____ /event
Transaction – financial transactions, reorder statements, etc. - $____ /event
New Account Set-up - $____ /event (Not available with FAN Web Select)
Strong Authentication:
$____ /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery - $____ /year
Per Record Charge
Rep/Branch/ID - $____
Dealer - $____
Price Files - $____ or $____ /user per month, whichever is less

Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
Inquiry Only
Inquiry - $____ /event
Per broker ID - $____ /month per ID
Transaction Processing
Implementation - $____ /management company
Transaction – purchase, redeem, exchange, literature order - $____ /event
New Account Setup – $____ /event
Monthly Minimum Charge - $____ /month

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
Implementation Fees
Develop eBusiness Solutions Software - $____ /fund group
Code Print Software - $____ /fund group
Load charges
$____ /image
Archive charge (for any image stored beyond 2 years)
$____ /document

*Normal Vision ID and activity charges also apply.

FAF Money Market Fund Service Organizations
$____ /money market share class per year
Out-of-pocket expenses (see Transfer Agent Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$____ /qualified plan account or Coverdell ESA account (Cap at $____ /SSN)
$____ /transfer to successor trustee
$____ /participant distribution (Excluding SWPs)
$____ /refund of excess contribution
$____ /reconversion/recharacterization

Additional Shareholder Paid Fees
$____ /outgoing wire transfer or overnight delivery
$____ /telephone exchange
$____ /return check or ACH or stop payment
$____ /research request per account (Cap at $____ /request) (This fee applies to requests for statements older than the prior year)

Literature Fulfillment Services*
Account Management
$____ /month (account management, lead reporting and database administration)
Out-of-Pocket Expenses
Kit and order processing expenses, postage, and printing
Inbound Teleservicing Only
Account Management - $____ /month
Call Servicing - $____ /minute
Lead Conversion Reporting (Closed Loop)
Account Management - $____ /month
Database Installation, Setup - $____ /fund group
Specialized Programming - (Separate Quote)*

*Fees exclude postage and printing charges.